Oconee Federal Financial Corp. 10-K

Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Curtis T. Evatt, President and Chief Executive Officer and John W. Hobbs, Chief Financial Officer of Oconee Federal Financial Corp. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2020 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 22, 2020	/s/ Curtis T. Evatt
Curtis T. Evatt President and Chief Executive Officer

Date: September 22, 2020	/s/ John W. Hobbs
John W. Hobbs Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Oconee Federal Financial Corp. and will be retained by Oconee Federal Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.